Exhibit 21

FEDEX CORPORATION

Jurisdiction of Organization or Registration

1.	Federal Express Corporation					Delaware
	I.	Federal Express Aviation Services, Incorporated				Delaware
		A.	Federal Express Aviation Services International, Ltd.			Delaware
	II.	Federal Express Canada Ltd.				Canada
	III.	Federal Express International, Inc.				Delaware
		A.	Dencom Investments Limited			Northern Ireland
			1.	Dencom Freight Holdings Limited		Northern Ireland
				a.	F.E.D.S. (Ireland) Limited	Ireland
				b.	Federal Express (N.I.) Limited	Northern Ireland
				c.	Fedex (Ireland) Limited	Ireland
		B.	Federal Express (Australia) Pty Ltd.			Australia
		C.	Federal Express Czech s.r.o.			Czech Republic
		D.	Federal Express Europe, Inc.			Delaware
			1.	Federal Express (Austria) GmbH		Austria
			2.	Federal Express Corporation Finland Oy		Finland
			3.	Federal Express Europe, Inc. & Co., V.O.F./S.N.C.		Belgium
			4.	Federal Express European Services, Inc.		Delaware
			5.	Federal Express Poland Sp.zo.o.		Poland
			6.	FedEx Supply Chain Services Europe B.V.		Netherlands
				a.	FedEx Supply Chain Services Belgium B.V.B.A.	Belgium
				b.	FedEx Supply Chain Services Germany GmbH	Germany
				c.	FedEx Supply Chain Services Ireland Limited	Ireland
				d.	FedEx Supply Chain Services Netherlands B.V.	Netherlands
				e.	FedEx Supply Chain Services UK Limited	United Kingdom
			7.	Federal Express (U.K.) Pension Trustees Ltd.		United Kingdom
		E.	Federal Express Europlex, Inc.			Delaware
		F.	Federal Express Finance P.L.C.			United Kingdom
		G.	Federal Express Holdings S.A.			Delaware
			1.	Federal Express (Antigua) Limited		Antigua
			2.	Federal Express (Antilles Francaises) S.A.R.L.		French West Indies
			3.	Federal Express (Barbados) Limited		Barbados
			4.	Federal Express (Bermuda) Limited		Bermuda
			5.	Federal Express Cayman Limited		Cayman Islands
			6.	Federal Express Costa Rica, Limitada		Costa Rica
			7.	Federal Express (Dominicana) S.A.		Dominican Republic
			8.	Federal Express Entregas Rapidas, Ltd.		Brazil
			9.	Federal Express (Grenada) Limited		Grenada
			10.	Federal Express (Haiti) S.A.		Haiti
			11.	Federal Express Holdings (Mexico) y Compania S.N.C. de C.V.		Mexico
			12.	Federal Express (Jamaica) Limited		Jamaica
			13.	Federal Express (St. Kitts) Limited		St. Kitts
			14.	Federal Express (St. Lucia) Limited		St. Lucia
			15.	Federal Express (St. Maarten) N.V.		Netherland Antilles
				a.	Federal Express (Aruba) N.V.	Netherland Antilles
			16.	Federal Express (Turks & Caicos) Limited		Turks & Caicos Islands
			17.	Federal Express Virgin Islands, Inc.		U.S. Virgin Islands
			18.	FedEx (Bahamas) Limited		Bahamas
			19.	FedEx Transportes Expresos (Guatemala), Limitada		Guatemala
		H.	Federal Express International (France) SNC			France

I.	Federal Express International Limited	United Kingdom
J.	Federal Express International y Compania S.N.C. de C.V.	Mexico
K.	Federal Express Italy Inc.	Delaware
L.	Federal Express Japan K.K.	Japan
M.	Federal Express Korea Co., Ltd.	Korea
N.	Federal Express Luxembourg, Inc.	Delaware
O.	Federal Express Pacific, Inc.	Delaware
1.	Federal Express Management Consulting (Shanghai) Co., Ltd.	Peoples Republic of China
2.	Federal Express Services (M) Sdn. Bhd.	Malaysia
3.	Udara Express Courier Services Sdn. Bhd.	Malaysia
P.	Federal Express (Singapore) Pte. Ltd.	Singapore
Q.	Federal Express (Thailand) Limited	Thailand
R.	Federal Express (U.K.) Limited	United Kingdom
S.	Fedex (N. I.) Limited	Northern Ireland
T.	FedEx Supply Chain Services International, Inc.	Delaware
1.	FedEx Supply Chain Services International Pte, Ltd.	Singapore
U.	FedEx Supply Chain Solutions (Logistica) DO Brasil LTDA	Brazil
V.	Winchmore Developments Ltd.	England
IV.	Federal Express Leasing Corporation	Delaware
V.	FEDEX Customs Brokerage Corporation	Delaware
VI.	FedEx Partners, Inc.	Delaware
VII.	FedEx Spain, S.L.	Spain
VIII.	Flying Tigers Limited	New Zealand
IX.	The Flying Tiger Line (NZ) Limited	New Zealand
X.	Tiger International Insurance Limited	Cayman Islands
2.	Caliber System (Canada), Inc.	Canada
3.	CEDC, Inc.	Delaware
4.	FedEx Corporate Services, Inc.	Delaware
I.	FedEx Internet Technologies Corporation	Delaware
II.	FedEx Supply Chain Services, Inc.	Ohio
A.	FedEx Supply Chain Services (Canada), Ltd.	Ontario
B.	Caliber Logistics de Mexico, S.A. de C.V.	Mexico
C.	Caliber Logistics Healthcare, Inc.	Ohio
5.	FedEx Custom Critical, Inc.	Ohio
I.	AutoQuik, Inc.	Delaware
II.	FedEx Custom Critical GmbH	Germany
III.	FedEx Custom Critical Passport Auto Transport, Inc.	Delaware
A.	FedEx Custom Critical AutoTrans, Inc.	Delaware
IV.	Third Party Services, Inc.	Delaware
V.	Transportation Technologies, Inc.	Ohio
VI.	UrgentFreight, Inc.	Delaware
6.	FedEx Freight Corporation	Delaware
I.	Caribbean Transportation Services, Inc.	Delaware
II.	FedEx Freight West, Inc.	California
A.	Bay Cities Diesel Engine Rebuilders Inc.	California
B.	Viking de Mexico, S.A. de C.V.	Mexico
III.	FedEx Freight East, Inc.	Arkansas
A.	American Freightways, Inc.	Arkansas
B.	FedEx Freight de Mexico, S. de R.L. de C.V.	Mexico
C.	FXF Logistica de Mexico, S. de R.L. de C.V.	Mexico
D.	Razorback Servicios de Mexico, S. de R.L. de C.V.	Mexico
III.	FedEx Freight System, Inc.	Delaware
7.	FedEx Global Logistics, Inc.	Delaware
8.	FedEx Ground Package System, Inc.	Delaware
I.	FedEx Ground Package System, Ltd.	Wyoming

	II.	FedEx SmartPost, Inc.			Delaware
	III.	RPS de Mexico, S.A. de C.V.			Mexico
	IV.	RPS Urban Renewal Corporation			New Jersey
9.	FedEx Trade Networks, Inc.				Delaware
	I.	FedEx Trade Networks Trade Services, Inc.			Delaware
		A.	World Tariff, Limited		California
	II.	FedEx Trade Networks Transport & Brokerage, Inc.			New York
		A.	FedEx Trade Networks Transport & Brokerage (Canada), Inc.		Canada
		B.	FedEx Trade Networks Transport & Brokerage (Hong Kong), Inc.		Delaware
10.	Roadway Global Air, Inc.				Delaware
	I.	Roadway Global Air International, Inc.			Delaware
		A.	Roadway Global Air, S.r.L.		Italy
11.	FedEx Kinko’s Office and Print Services, Inc.				Delaware
	I.	Kinko’s Network, Inc.			Delaware
	II.	FedEx Kinko’s International, Inc.			Delaware
		A.	Kinko’s Company (Shanghai) Ltd.		People’s Republic of China
		B.	Kinko’s Netherlands, Inc.		Delaware
			1.	FedEx Kinko’s Nederland B.V.	Netherlands
			2.	Kinko’s Amsterdam One	Netherlands
			3.	Kinko’s Nederland VOF	Netherlands
		C.	Kinko’s Mexico, Inc.		Delaware
			1.	Soluciones Integrales K, S. de R.L. de C.V.	Mexico
			2.	FedEx Kinko’s de Mexico, S. de R.L. de C.V.	Mexico
		D.	Kinko’s Corporate Document Solutions B.V.		Netherlands
		E.	Kinko’s Cayman Limited		Cayman Islands
		F.	Beijing Stone Kinko’s Electronic Office Technology Co., Ltd.		People’s Republic of China
		G.	Shenzhen Kinko’s Pacific Copy Services Company, Ltd.		People’s Republic of China
		H.	FedEx Kinko’s Limited		United Kingdom
		I.	FedEx Kinko’s Canada Limited		Canada
		J.	FedEx Kinko’s Korea Ltd.		Korea
		K.	FedEx Kinko’s Japan Co., Ltd.		Japan
	III.	FedEx Kinko’s International (Australia), Pty Ltd.			Australia
	IV.	Kinko’s Ventures, Inc.			Delaware
	V.	FedEx Kinko’s Business Stationery Print System, Inc.			Washington
		A.	Howard Press, Inc.		New Jersey
		B.	Image Press, Inc.		California